UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2007, the Board of Directors of Fannie Mae (formally, the "Federal National Mortgage Association") adopted amendments to the company’s Bylaws, effective immediately. The principal changes effected by the amended Bylaws are summarized below.

PREFERRED STOCK

As amended, Section 2.02 provides that the corporation shall have authority to issue up to 7 billion shares of preferred stock having no par value. Previously, Section 2.02 provided that the corporation had authority to issue up to 2 billion shares of preferred stock.

ANNUAL MEETING

As amended, Section 3.02 provides that annual meetings of stockholders will be held on the date and time that the Board designates. Previously, the Bylaws provided that the annual meeting of stockholders would be held each year at 10:00 am on the third Thursday in May.

NOTICE OF MEETINGS; FIXING RECORD DATE

As amended, Section 3.04 provides that written notice to registered stockholders of the time and location of any meeting of stockholders shall be made no less than 10, and no more than 60, days prior to the date of the meeting. Previously, Section 3.04 of the Bylaws provided that notice must be made no less than 20 and no more than 55, days prior to the date of the meeting.

As amended, Section 3.05(a) provides that for purposes of determining stockholders entitled to receive notice of a meeting or to vote at a meeting, the Board shall adopt a resolution fixing the record date, which shall be no more than 60 days (previously, 55 days) and not less than 10 days (previously, 20 days) prior to the date of the meeting.

As amended, Section 3.05(b) provides that for purposes of determining stockholders entitled to receive a dividend payment, or for any other purpose, the Board shall adopt a resolution fixing a record date that shall not precede the date of the resolution and shall not be more than 60 days (previously, 55 days) before the dividend is to be paid or the other action is to be taken.

NOTICE OF STOCKHOLDER PROPOSALS

As amended, Section 3.12 provides that to be considered at an annual meeting of stockholders, any stockholder proposal must be delivered no earlier than the close of business on the 120th day and no later than the 60th day prior to the first anniversary of the preceding year’s annual meeting. In the event that an annual meeting is scheduled more than 30 days before or 60 days after the first anniversary of the prior year’s annual meeting, stockholder proposals must be received no earlier than the 120th day prior to the annual meeting and no later than the 60th day prior to the meeting or the 10th day following public disclosure of the date of the annual meeting, whichever is later.

Previously, the provision for notice of a stockholder proposal required that the notice be received no later than 10 days after the company first publicly disclosed the date of the annual meeting.

NOTICE OF MEETINGS – WAIVER

As amended, Section 4.07 provides that a Board member’s attendance at a Board meeting that requires advance notice to the members of the Board constitutes waiver of notice of the meeting by such member, unless the Board member attends for the express purpose of protesting at the beginning of the meeting the lack of notice of the meeting. Previously, Board members could waive notice of meetings in writing either before or after the meeting.

PROCEDURES FOR NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

As amended, Section 4.20 provides that notice of nominations by stockholders for the election of a candidate to the company’s Board of Directors must be made no earlier than the 120th day and no later than the 60th day prior to the first anniversary of the annual meeting of stockholders. In the event that an annual meeting of stockholders is scheduled more than 30 days before or 60 days after the first anniversary date of the prior year’s annual meeting, stockholder nominations must be received no earlier than the 120th day prior to the annual meeting and no later than the 60th day prior to the meeting or the 10th day following public disclosure of the date of the annual meeting, whichever is later.

Previously, the provision for notice of nominations by stockholders for the election of a candidate to the Board of Directors required that the notice be received no later than 10 days after the company first publicly disclosed the date of the annual meeting.

AMENDMENTS

As amended, Article 7 provides that the affirmative vote of two-thirds of the incumbent members of the Board of Directors is required to alter, amend, or repeal the Bylaws. Previously, the affirmative vote of two-thirds of the full number of authorized members of the Board was required to alter, amend or repeal the Bylaws.

The full text of the Bylaws, as amended, are included as Exhibit 3.1 to this Current Report on Form 8-K, and are incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On October 16, 2007, Fannie Mae announced that its Board of Directors had declared dividends on the company’s common stock and preferred stock. The announcement, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

October 22, 2007	By:	/s/ Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Fannie Mae Company Bylaws, as amended through October 16, 2007
99.1	News release, dated October 16, 2007, announcing common and preferred stock dividends for fourth quarter 2007